HOME SOLUTIONS OF AMERICA, INC.

BUSINESS OVERVIEW

The Company

We are a provider of recovery, restoration and rebuilding/remodeling services to commercial and residential areas that are (i) prone to flooding, hurricanes, tornados, fires or other naturally occurring and repetitive weather emergencies; and/or (ii) experiencing robust housing development.  With operations in the South, Gulf Coast regions and California, we believe that the Company is well positioned to capitalize on the growing demand for our suite of Recovery, Restoration and Rebuilding/Remodeling services.  Through our newest business segment, Recovery, we undertake the earliest stages of clean up after weather-related incidents occur as a first response to weather-related emergencies.  We are currently providing our Recovery services, which include the cleanup and removal of debris from enterprises and residences, throughout the hurricane-ravaged areas of Florida, Louisiana, Mississippi, and Texas.  As of November 1, 2005, we had approximately 500 trained employees providing recovery services in these markets.  Our strategy is to leverage this first response position in these markets to capitalize on opportunities for our Restoration and Rebuilding/Remodeling segments.  We seek to expand our core service offerings through the future acquisition of strategic, specialized, profitable and well-managed residential service companies with a proven history of internal growth.

Our business segments consist of three integrated service offerings:  (i) Recovery, (ii) Restoration and (iii) Rebuilding/Remodeling.  Our Recovery services, which are provided through HSR of Louisiana and, to a lesser extent, through PW Stephens, include first response drying, dehumidification, clean up and removal of debris, drying and dehumidification, and preparing affected areas for the next stage of restoration and rebuilding.  Our Restoration business segment includes PW Stephens and FSS.  Services presently included in our Restoration business segment involve water and fire restoration services, air decontamination, and removal of mold, asbestos and lead paint provided through PW Stephens, and cleaning, drying, and deodorization of carpet and furniture as well as moving and storage services provided through FSS.  Our Rebuilding/Remodeling products and services currently consist of the production and installation of custom kitchen cabinets and countertops provided through Southern Exposure and the installation of custom marble and granite countertops through Cornerstone.  Our Rebuilding/Remodeling products and services are provided through furnish and installation agreements with Home Depot, under which services are provided through approximately 116 stores, and with Lowes, under which services are targeted to be provided through approximately 40 stores by December 31, 2005, both of which primarily service existing homes.  We also provide Rebuilding/Remodeling products and services for new homes through a relationship with Centex, a leading homebuilder.

Industry

Recovery.  The Company provides its Recovery services to areas affected by weather-related emergencies, encompassing hurricanes, tornados, fires, flooding, and other natural disasters.  The NOAA has tracked and identified all weather-related disasters resulting in at least $1 billion in overall damages.[1]  There have been 62 weather-related disasters from 1980 to 2004 with total losses estimated to be over $390 billion, not including the significant cost of year-to-date damage sustained in 2005.  Approximately 32% of the disasters tracked to date were tropical storms and hurricanes, with non-tropical floods accounting for approximately 19% and fires accounting for approximately 10%.  The remaining 29% of disasters tracked to date include heatwaves/droughts, severe weather, freezes, blizzards and ice storms.

[1] Technical Report 2003-01: A Climatology of 1980-2003 Extreme Weather and Climate Events

The NOAA has reported that hurricane activity has exhibited sustained historical trends, which generally transpire over several decades, and that the United States is currently in the early stages of above normal activity.  According to NOAA, over 40% of these weather-related disasters occurred within states where the Company provides services, including the majority of the most recent weather activity.  Although historical data suggests that the current above-normal level of hurricane activity may continue for a multi-year period, there can be no assurance that such activity will be sustained.  A sustained period of below-normal hurricane activity could have a material detrimental impact on our Recovery business segment.

The 2005 Hurricane Season has set numerous records in meteorological history, including: (i) the most tropical cyclones in recorded history; (ii) the first year to have two hurricanes reach Category 4 during the first seven months of the year; (iii) strongest hurricane on record before August; and (iv) Hurricane Katrina ranks in the top five most intense Atlantic hurricanes and is the third most intense hurricane, based on pressure, to make landfall in the US.  Total damage inflicted by weather emergencies to date in 2005 has been estimated as high as $240 billion.

The NOAA's report illustrates a recurring theme of weather and climate disasters that have inflicted billions in damages.  Of the different categories of disasters, tropical storms and hurricanes have accounted for 32.3%, the largest percentage of the period tracked between 1980 and 2004, of the number of events and $144 billion in damages.  Non-tropical floods have comprised 19.4% of the events accounting for $55 billion in damages.  Fires have comprised 9.6% of the events accounting for $13 billion in damages.  The remaining 29% of the disasters tracked to date include heatwaves/droughts, severe weather, freezes, blizzards, and ice storms.

Debris removal from weather emergencies, such as the Recovery services provided by the Company, can constitute a significant portion of disaster relief, particularly for impacted residential and commercial facilities.  Weather-related disasters leave behind debris made up of construction materials, damaged buildings, sediments, green waste (organic yard and landscaping), and personal property.  As an example, Hurricane Andrew left an estimated 6 million tons or 43 million cubic yards of debris in Metro-Dade Country (Greater Miami), as well as approximately 137,000 homes and 82,000 businesses damaged or destroyed.  In aggregate, Hurricane Andrew caused over $35 billion in estimated damages, and debris removal work went on for over two years and totaled over $375 million in costs.  The U.S. Army Corps of Engineers has estimated that Hurricane Katrina caused damage will result in over 2 billion cubic yards of debris that will need to be removed.  Current estimates place the loss from Hurricane Katrina in the $150 to $200 billion range, not including the damage incurred by other hurricanes and weather emergencies during 2005.

The scope of rebuilding and remodeling requirements post hurricane can extend many years from the date of the disaster.  A recent survey of U.S. architecture firms determined that area rebuilding after a natural disaster typically lasts anywhere from two to five years, with one in six respondents indicating that rebuilding often continues for more than five years.  It took more than a decade to reconstruct those homes destroyed by Hurricane Andrew which were rebuilt.  By Red Cross estimates, Hurricane Katrina destroyed 275,000 homes, which could constitute a significantly larger rebuilding effort than the effort to rebuild the approximately 137,000 homes damaged or destroyed by Hurricane Andrew.

Restoration; Rebuilding/Remodeling.  The Company also provides services targeting new housing and home remodeling.  The OMB has tracked a compounded annual growth rate of approximately 7% regarding new annual home permits from 2000 to 2004.  Year to date September 2005 home permits have increased approximately 5% over year to date September 2004 home permits.  Approximately 43% of the year to date September 2005 1.655 million single-family and multi-family home permits were located within the Company's existing coverage areas of the South, Gulf Coast regions and California.  Most of the states in which the Company provides Restoration and Rebuilding/Remodeling Services have experienced growth in home permits from September 2004 to September 2005, including:  Alabama has experienced 7% growth, California has experienced 5% growth, Florida has experienced 15% growth, Georgia has experienced 2% growth, South Carolina has experienced 29% growth, and Texas has experienced 9% growth.  Tracking the growth of the new housing market, the home remodeling market is approximately $60 billion in annual expenditures.

Multiple factors have contributed to the growth of the U.S. remodeling market including spending growth, favorable home mortgage rates, and an overall aging of the population, all of which correlate to an increasing home ownership rate.  Since owner-occupants on average invest more on home improvements than renters, a higher homeownership rate has resulted in higher levels of remodeling expenditures.  Significant increases in home prices over the past decade have also given owners not only an incentive to protect their housing investments, but also a growth in home equity to finance home improvements.  According to the Joint Center for Housing Studies of Harvard University and U.S. Department of Commerce, after factoring in both homeowner and rental-property owner spending, the home improvement market has grown to nearly one-quarter trillion dollars.  According to the Joint Center for Housing Studies of Harvard University, the home improvement market encompasses 40% of all residential construction and improvement spending and represents more than 2% of the US economy.  Homeowners contribute to more than 75% of all remodeling expenditures, with the vast majority devoted to "do-it-yourself" projects and payments to professional contractors for improvements.

Homeowners take on remodeling projects to modernize or otherwise improve the livability of their homes.  Nearly 45% of homeowner spending involves changes to interior space (such as kitchen remodels, bathroom additions and remodels, and room additions) and other structural alterations.  These project categories have been among the fastest-growing segments of the owner improvement market, with expenditures approaching $60 billion in 2003.

Despite decade-long growth in home improvement spending and rapid consolidation within related industries, the remodeling contractor base that serves this market remains highly fragmented.  While the top 10 U.S. home builders doubled their mid-1990s market share to over 20% of all homes sold in 2003, the top 10 remodeling firms in 2003 captured just 1% of homeowner payments to contractors.  Even further illustrating the remodeling market's fragmented nature, the top 500 remodeling contractors in the nation control less than 4% of total contractor revenue.  While the market remains unconsolidated, remodeling contractors have begun to specialize their products.

Growth Strategy

Our growth strategy is to target markets that are (i) prone to flooding, hurricanes, tornados, fires or other naturally occurring and repetitive weather emergencies; and/or (ii) experiencing robust housing development, and penetrate these markets through internal growth of its existing operating subsidiaries and a well-executed acquisition program to expand the Company's service offerings.  We have closed five acquisitions since November of 2002.  We recently implemented our major initiative to expand into the hardest hit areas of the 2005 hurricane season by forming HSR of Louisiana, a wholly-owned subsidiary, and acquiring substantially all of the assets of FERS in September of 2005.  Initially, the services provided by these operations will involve the drying, dehumidifying, clean up and removal of debris at many of the hurricane-affected locations prior to commencing restoration services.  We expect the recovery, restoration and rebuilding effort associated with the 2005 hurricanes to happen in stages and last between two to five years.  The Company plans to take advantage of the opportunity to service these areas through each stage with each of its Recovery, Restoration and Rebuilding/Remodeling business segments.

We also see the opportunity to further capitalize on the robust growth in housing in our target markets through the Company's relationship with Centex, a leading homebuilder, as well as with the expansion of our relationships with retailers including Home Depot and Lowes.  The Company also has the ability to expand its product and service offerings to the retirement segment of the market through carefully selected acquisitions.  However, there can be no assurance that the Company will be able to successfully implement its acquisition strategy in the retirement segment or that any such acquisition will be profitable.

Service Offerings

Our business consists of three integrated operating segments:  (i) Recovery; (ii) Restoration; and (iii) Rebuilding/Remodeling.  We believe that the natural progression of our business segments in markets affected by weather-related emergencies, from Recovery, to Restoration, to Rebuilding/Remodeling, increases our opportunities across all three business sectors.

Recovery

With its recent expansion into the Louisiana area as well as with its completion of the FERS acquisition, the Company is a first responder to clean up activities after weather-related emergencies.  It has significant currently-ongoing operations throughout impacted areas in Florida, Louisiana and Texas.  The Company and FERS (prior to its acquisition by HSR of Louisiana) also provided recovery services in Florida during the 2004 hurricane season, which we believe will position the Company to generate revenue in our Restoration and Rebuilding/Remodeling segments in the Florida markets.  Specifically, HSR of Louisiana offers services through approximately 500 trained employees who provide onsite first response technical services through contracts with commercial and residential clients.  Currently, the Company's recovery services include providing initial set up services in an impacted area (including power, lodging, sustenance, and training) and then providing the cleanup and removal of debris from commercial and residential areas to prepare the areas for the next stage of restoration.  We believe the Recovery segment of our business to not only be of high growth and profitability, but we also seek to capitalize on synergistic opportunities by continuing to provide these services in areas that need the full spectrum of restoration, rebuilding and remodeling services that the Company can provide.  Currently we provide these services on a hourly rate to our commercial and residential clients, principally as a subcontractor to customers providing additional services in these markets.  We intend to pursue bids on recovery services contracts with insurance agencies and government branches and agencies.  Although we believe that we will provide recovery services in the future to insurers and government agencies, there is no assurance that we will win any of these contracts.

Restoration

The following details the types of restoration services we provide:

Fire and Water Damage Restoration: We provide trained employees to respond to fire, water and weather-related emergencies, to inspect structural members and contents damaged by water, to determine the likelihood or extent of mold growth, and to provide immediate cleaning, drying, moving, storage, and deodorization, among other services.  As most cases of mold are associated with excess moisture, we believe that our Recovery services' response to event-related damage will provide significant additional revenue opportunities for our Restoration segment.  The cost and time requirements of restoration projects can vary dramatically from case-to-case.

Indoor Air Contamination: Through PW Stephens, we provide indoor air contamination services, including contamination from mold, asbestos and lead paint to homeowners.  With increased media attention regarding the health threat of mold, fewer insurance options, and property transfers at risk, current market conditions have created significant demand for mold inspections, certifications and remediation services.  These services consist of property and system inspections, surface and air testing, project design, microbial removal, light interior demolition, repair and specialized cleaning work.  Home inspections and testing can range from $200 to $800.  For the typical mold-contaminated house, a remediation project can last approximately one week and cost up to $10,000 or more.  Customer opportunities are developed through a regional sales force as well as through referrals by real estate firms, insurance adjusters, mortgage companies, attorneys and nationally branded retailers.  The Company believes it can use its industry experience to give efficacy to its processes and provide homeowners with quality assurance.

Cleaning and Fabric Protection: Through FSS, we provide fabric protection services to protect furniture, carpet and draperies from stains and daily wear through both Company-owned locations as well as over forty licensed locations.  This niche market is primarily targeted at above-average income homeowners with an average ticket of approximately $400.  We also provide air duct cleaning services to remove particulate (organic and inorganic) material, which can cause allergic reactions and is often the breeding ground for many types of mold, from heating and air conditioning systems.

Rebuilding/Remodeling

Through Southern Exposure and Cornerstone, we offer cabinet and countertop installation services.  Southern Exposure manufactures and installs a high-end product line of cabinets and countertops.  Our position in this market was strengthened in March 2005 through the acquisition of Cornerstone,4 which installs custom marble and granite countertops for residential customers.  Currently, we manufacture and install cabinets and kitchen countertops for Centex, a public homebuilder, in its southwest Florida market.  We also install granite countertops for Home Depot in Florida, Georgia, Alabama and South Carolina, and for Lowes in Florida.  It is expected that a portion of our cabinet and countertop installation services will generate additional opportunities across our other business segments.  We expect to expand the services provided by our Rebuilding/Remodeling business segment through future acquisitions; however, there is no guaranty that we will expand our services in this segment, or that acquisitions, if completed, will be profitable.

FERS Acquisition

On September 27, 2005, our wholly-owned subsidiary, HSR of Louisiana, acquired substantially all of the assets of FERS, a restoration company operating in Florida, Louisiana and Mississippi, for an aggregate purchase price of $16 million, consisting of an $11 million nonrecourse promissory note issued by HSR of Louisiana and a warrant exercisable for 1,053,632 shares of Home Solutions' Common Stock.  The FERS acquisition enabled HSR of Louisiana to respond to the great demand for recovery services which surfaced in the areas of Louisiana which were hardest hit by the 2005 hurricanes.

RISK FACTORS

As used in this section, "we," "us," "our," "Home Solutions" and the "Company" refer to Home Solutions of America, Inc. and its subsidiaries.  There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals, including those described below.  The risks described below are not the only ones Home Solutions will face.  Additional risks not presently known to us or that Home Solutions currently deems immaterial may also impair our financial performance and business operations.  If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected.

RISKS RELATED TO OUR BUSINESS

Our revenues are derived from specialty Recovery, Restoration and Rebuilding/Remodeling products and services.  There are numerous and varied risks known and unknown that may prevent us from achieving our goals.  Some of these risks are set forth below.

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We did not begin operations of our current business concept until November 2002, and we have closed five acquisitions since that time.  We have a limited operating history in our current combined form, which makes it difficult to evaluate our business on the basis of historical operations.  Also, our operating subsidiary HSR of Louisiana, which is anticipated to account for a significant portion of our revenue in fiscal year 2006, became operational through the acquisition of substantially all of the assets of FERS only recently on September 27, 2005.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Reliance on the historical results of our acquisition targets may not be representative of the results we will achieve, particularly in our combined form.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Our results of operations have not been consistent, and we may not be able to maintain profitability.

We incurred a consolidated net loss of ($702,000) for the year ended December 31, 2003, yet we achieved a consolidated net profit of $2,563,000 for the year ended December 31, 2004.  Our management believes that our current business plan will be successful and that we will continue to maintain and grow profitability; however, our business plan is speculative and unproven.  Although our revenues grew substantially due to our growth strategy and we achieved a profit in the year ended December 31, 2004, there is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will sustain profitability now or in the future.  If we incur significant operating losses, our stock price may decline, perhaps significantly, and you could lose the value of your investment.

Our business depends on the demand for recovery, restoration and rebuilding/remodeling services, and if the demand for those services decreases, our revenues could decline.

Our business depends upon the demand for the services that we provide, which include Recovery, Restoration and Rebuilding/Remodeling services that we provide primarily to residential home owners.  Because of our significant emphasis on the residential market, we would be adversely affected by any slowdown in the growth of, or reduction in demand for, residential services.  Demand for our Recovery services is event-based and depends upon the frequency and intensity of natural disasters and the type and scope of damage to residential properties.  Additionally, demand for all of our services depend on numerous factors, including:

  the amount and growth of household income;
  the financial condition of homeowners, and whether a homeowner's insurance policy is available to pay the cost of our services;
  the need for the remediation of indoor air contaminates, cleaning services, fabric protection and fire/water damage restoration;
  changes in mortgage rates and decreases in housing growth in markets where the Company operates; and
  general economic conditions.

If demand for the services that we provide decreases, then we may experience a decline in sales resulting in decreased profits.  If demand for our services decreases and our management fails to implement appropriate adjustments, then our profitability could suffer and the price of our Common Stock could decline.

A significant portion of our Rebuilding/Remodeling business segment is dependent upon relationships with two customers.

Our Rebuilding/Remodeling business segment currently consists of the manufacture and installation of custom kitchen cabinets and countertops.  These products and services are offered to residential customers primarily through furnish and installation contracts with Home Depot, and through a relationship with Centex.  The Home Depot contract may be terminated at any time upon notice to us.  Furthermore, Home Depot is not obligated to use our services under these contracts.  We have no contract with Centex, and Centex is not obligated to buy our products or use our services.  If Home Depot terminates its contract with us, or if Home Depot or Centex choose not to buy our products or use our services, we would experience an immediate detrimental impact on our Rebuilding/Remodeling business segment, resulting in a material detrimental effect on our results of operations.

We may engage in acquisitions, which will consume resources and may be unsuccessful or unprofitable.

We have pursued, and we intend to continue to pursue, a strategy of acquiring businesses that fit within our business model.  However, acquisitions are not always successful or profitable.  Any future acquisitions could expose us to risks, including risks associated with assimilating new operations and personnel; diversion of resources from our existing businesses; inability to generate revenues sufficient to offset associated acquisition costs; and risks associated with the maintenance of uniform standards, controls, procedures and policies.  Acquisitions may also result in additional expenses from amortizing acquired intangible assets.  If we attempt an acquisition and are unsuccessful in its completion, we will likely incur significant expenses without any benefit to our Company.  If we are successful in completing an acquisition, the risks and other problems we face may ultimately make the acquisition unprofitable.  Failed acquisition transactions and underperforming completed acquisitions would burden us with significant costs without any corresponding benefits to us, which could cause our stock price to decrease, perhaps significantly.

We expect that we will need to raise additional funds, and these funds may not be available when we need them.

We believe that we will need to raise additional monies in order to fund our growth strategy and implement our business plan.  Specifically, we expect that we will need to raise additional funds in order to pursue rapid expansion, develop new or enhanced services and products, and acquire complementary businesses or assets.  Additionally, we may need funds to respond to unanticipated events that require us to make additional investments in our business.  There can be no assurance that additional financing will be available when needed on favorable terms, or at all.  If these funds are not available when we need them, then we may need to change our business strategy and reduce our rate of growth.

We must effectively manage the growth of our operations, or our Company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations and acquire complimentary businesses.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our management and our resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than Home Solutions.  We believe that barriers to entry in the recovery, restoration and rebuilding/remodeling services sectors are not significant and start-up costs are relatively low, so our competition may increase in the future.  New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost.  If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion.  We may not have the resources to compete effectively with current or future competitors.  If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

Our failure to comply with federal and state environmental laws and regulations could result in fines or injunctions, which could materially impair the operation of our business.

Portions of our business are heavily regulated by federal, state and local environmental laws and regulations, including those promulgated under the Environmental Protection Agency.  These federal, state and local environmental laws and regulations govern the discharge of hazardous materials into the air and water, as well as the handling, storage, and disposal of hazardous materials and the remediation of contaminated sites.  Our businesses may involve working around and with volatile, toxic and hazardous substances and other regulated substances.  We may become liable under these federal, state and local laws and regulations for the improper characterization, handling or disposal of hazardous or other regulated substances.  We may become subject to claims for personal injury or property damage related to accidents, spills, and exposure to hazardous substances that are related to our business.  It is possible that some of our operations could become subject to an injunction which would impede or even prevent us from operating that portion of our business.  Any significant environmental claim or injunction could have a material adverse impact on our financial condition.  Additionally, environmental regulations and laws are constantly changing, and changes in those laws and regulations could significantly increase our compliance costs and divert our human and other resources from revenue-generating activities.

The failure to obtain and maintain required governmental licenses, permits and approvals could have a substantial adverse effect on our operations.

Portions of our operations, particularly our Recovery and Remediation business segments, are highly regulated and subject to a variety of federal and state laws, including environmental laws which require that we obtain various licenses, permits and approvals.  We must obtain and maintain various federal, state and local governmental licenses, permits and approvals in order to provide our services.  We may not be successful in obtaining or maintaining any necessary license, permit or approval.  Further, as we seek to expand our operations into new markets, regulatory and licensing requirements may delay our entry into new markets, or make entry into new markets cost-prohibitive.  We cannot assure you that we will be able to obtain or, once obtained, maintain our licenses or registrations in any states where we are required to be licensed or registered to operate our business.  Our activities in states where necessary licenses or registrations are not available could be curtailed pending processing of an application, and we may be required to cease operating in states where we do not have valid licenses or registrations.  We could also become subject to civil or criminal penalties for operating without required licenses or registrations.  These costs may be substantial and may materially impair our prospects, business, financial condition and results of operation.

If the Company fails to maintain adequate  insurance, our financial results could be negatively impacted.

We carry standard general liability insurance in amounts determined to be reasonable by our management.  We are also covered through standard worker's compensation insurance against claims by our employees for injuries and other conditions contacted while on the job.  Although we believe we are adequately insured, if we fail to adequately assess our insurance needs or if a significant amount of claims are made by workers or others, there can be no assurance that the amount of such claims will not exceed our available insurance, resulting in a material negative impact on our financial results.  This could have an adverse impact on the price of our Common Stock.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including our Chief Executive Officer and our Chief Financial Officer.  We cannot guarantee that we will be successful in retaining the services of these or other key personnel.  If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

Our inability to hire, train and retain qualified employees could cause our financial condition to suffer.

The success of our business is highly dependent upon our ability to hire, train and retain qualified employees.  We face competition from other employers for laborers, and the availability of labor is limited, particularly in areas serviced by our Recovery services.  We must offer a competitive employment package in order to hire and retain employees, and any increase in competition for labor may require us to increase wages or benefits in order to maintain a sufficient work force, resulting in higher operation costs.  Additionally, we must successfully train our employees in order to provide high quality services.  In the event of high turnover or a labor shortage, we may experience difficulty in providing consistent high-quality services.  These factors could adversely affect our results of operations.

If we fail to comply with the new rules under Sarbanes-Oxley related to accounting controls and procedures or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our Independent Auditors addressing these assessments.  We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies.  If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.  In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

We may be unable to pay our debts when due, which could materially impact our profitability and our stock price.

We have incurred debt in order to pursue our acquisition strategy, and we will likely incur additional debt in the future as we continue implement our business plan, which involves engaging in strategic acquisitions.  There is no guarantee that revenues from operations will be sufficient to pay our debts as they become due.  We may need to attract new investors or lenders in order to refinance existing debt or incur new debt, and we may not be successful in doing so.  Even if we are able to attract new investors or lenders or otherwise obtain additional financing, we could still suffer financial hardships if unexpected expenses arise or if revenues fail to meet our expectations.  If we fail to obtain financing or attract other investors, our results of operations may suffer, resulting in a decline in the price of our Common Stock.

SPECIFIC RISKS RELATED TO RECOVERY SERVICES

Our subsidiaries, HSR of Louisiana and, to a lesser extent, PW Stephens, are involved in providing Recovery services to disaster-ravaged areas.  Our management has identified certain risks which it believes relate specifically to our Recovery operations, which are set forth below.

The need for Recovery services is unpredictable and depends upon the nature and extent of weather-related emergencies.

Our Recovery services are significantly impacted by the frequency and intensity of weather-related emergencies, which causes this segment of our business to fluctuate.  Historically, the nature and frequency of weather-related emergencies has fluctuated between periods of relative calm, as compared to periods with weather-related events of greater frequency or intensity.  In a period with few weather-related emergencies or in which weather-related emergencies cause comparatively less damage, we expect our revenues from this business segment to decline.  Although emergencies and disasters will always occur, we cannot predict the frequency of occurrence, where they will occur, and the extent of damage that will result.  All of these factors impact the need for Recovery services.  If the need for Recovery services decline, our results of operations could suffer.

If we fail to win contracts from insurers and federal, state and local governments, it may impede our ability to grow our Recovery services.

The end users of our Recovery services currently consist primarily of large commercial businesses and homeowners which have the funds and resources to begin recovery of their properties which have been damaged in natural disasters.  We believe that individuals and smaller commercial businesses who have experienced damage or destruction to their homes and properties, but do not have the resources to respond immediately, will rely upon insurance companies and federal, state and local governments to assist them in repairing their properties.  We intend to pursue bids on recovery services contracts with insurance agencies and government branches and agencies.  Although we believe that we will provide recovery services in the future to insurers and government agencies, there is no assurance that we will win any of these contracts.  Some of our competitors may have better resources than we do or may  have long standing relationships that will place us at a competitive disadvantage in winning the contracts.  If we are unsuccessful in obtaining insurance and government contracts, it may impede the ability of our Recovery services business to continue to grow, which could result in a reduction in revenues and a decline in the price of our Common Stock.

HSR of Louisiana is dependent upon two customers for substantially all of its business.

Currently, over 90% of the revenues of HSR of Louisiana is derived from contracts with two customers, which rely upon HSR of Louisiana as a subcontractor to provide recovery services to the Louisiana areas devastated by Hurricane Katrina.  These contracts are terminable at any time.  Furthermore, there is no requirement under these contracts that these customers continue to use our services.  If one or both of these customers terminate their contracts with us or decide not to use our services, we might not be able to replace our business quickly enough in order to retain our employees or continue seamless operations.  Furthermore, a termination of one or both of these contracts could result in significant disruptions to our business, increased expenses, and lost revenues, all of which could cause our profits to decline.  Furthermore, as time passes, businesses and workers are returning to Louisiana and our competition is anticipated to increase.  Accordingly, there is no guaranty that we would be able to replace our current level of revenues if either of these contracts are terminated, which may have a material adverse effect on our financial condition.

If we fail to pay the FERS note and the FERS acquisition is unwound, it will materially and detrimentally affect the operations of HSR of Louisiana.

Currently, the operations of HSR of Louisiana consist solely of recovery services, which are provided primarily through the assets it acquired from FERS.  The purchase price for the FERS assets was partially paid through the issuance of an $11 million nonrecourse promissory note to FERS, which becomes due and payable in full on January 2, 2006.  Although we plan to use a portion of the proceeds of this Offering to pay off the FERS note, if we are unable to pay off the FERS note for any reason, or if we violate certain earnout provisions in the agreement governing the FERS acquisition requiring us to issue to the sellers of the assets, a warrant exercisable for shares of our Common Stock and, upon proper exercise of the warrant, shares of our Common Stock, then the FERS acquisition could be rescinded and it would have a material adverse effect on HSR of Louisiana's operations.  Any unwinding of the FERS acquisition would have a material adverse impact on our financial results for the fourth quarter of 2005 and on our projected financial results for fiscal year 2006, and would likely result in a decline in our stock price.

RISKS RELATED TO OUR COMMON STOCK

Our management believes that measurable risks exist in connection with an investment in our Common Stock, some of which are described below.

Sales of large quantities of our Common Stock, including shares issued in the Offering and issuable under the Warrants, and in connection with prior private placement transactions, could reduce the price of our Common Stock.

We have agreed to register for resale, all 4,850,000 shares of Common Stock and all 970,000 shares of Common Stock underlying the Warrants being offered pursuant to the Offering, as well as an additional 175,000 shares of Common Stock that we have agreed to register for an existing security holder.  We have also agreed to register for resale, 125,000 shares of Common Stock that are issuable to the Placement Agent upon exercise of a warrant issued to the Placement Agent in connection with the Offering.  Additionally, we have issued a significant number of warrants, options and convertible securities that are currently outstanding which we have registered for resale or agreed to register for resale.  An excess number of available shares on the market is likely to reduce our stock price.

After shares of our Common Stock are registered they may be sold in the public market, which could cause the market price of our Common Stock to drop by increasing the total number of shares offered for sale to the public.  An overabundance of available shares in the market may limit the price growth potential of our Common Stock even if our business is doing well, because the available supply may exceed the demand for our shares.  This phenomenon may impair our ability to raise needed capital by reducing the price at which we could sell our Common Stock.  In addition, the Company may seek future financings that involve the issuance of equity securities or instruments convertible into or exchangeable for equity securities and any such future financings may further reduce the price of our Common Stock.

Our Common Stock could be delisted from the American Stock Exchange ("AMEX") if we do not comply with the AMEX continued listing standards.

Our Common Stock is listed on the AMEX, and to maintain our listing we must meet certain continued listing standards.  If our Common Stock was delisted from the AMEX for any reason, it would reduce our liquidity and could seriously reduce the value of our Common Stock, reduce our ability to raise additional financing, limit our use of equity instruments to satisfy outstanding obligations, and limit our ability to attract qualified employees.  Any or all of these factors could result in a loss of your investment in the Company.

The current public market for our Common Stock is limited and highly volatile, which generally affects the price of our Common Stock.

The shares of Common Stock offered hereunder and the shares of Common Stock underlying the Warrants offered hereunder will be listed for trading on AMEX.  However, we have only been listed on AMEX since June 2003, and trading activity in our Common Stock should be considered sporadic, illiquid and highly volatile.  An active trading market for our Common Stock may not exist in the future.  Even if a market for the Common Stock offered pursuant to this Memorandum continues to exist, investors may not be able to resell their Common Stock at or above the purchase price for which such investors purchased such shares.

Because of our low stock price, we may become subject to "penny stock" regulations, which place restrictions on the trading of our Common Stock.

The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5 per share, subject to certain exemptions.  Our trading price has historically ranged from $1 to $3 per share in the fiscal years ended December 31, 2003 and December 31, 2004, although our trading prices have increased recently.  Regardless of our current trading price, we are currently exempt from complying with the SEC's penny stock regulations because our Common Stock is listed for trading on AMEX.  However, we could become subject to the penny stock regulations if we are delisted from AMEX or if the SEC expands the coverage of its penny stock regulations so that AMEX listing is no longer an exemption.  The penny stock regulations provide that unless an exemption is available, a penny stock transaction must be preceded by the delivery of a disclosure schedule explaining the penny stock market and its risks.  In addition, under these regulations broker/dealers who recommend penny stocks to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the proposed transaction prior to the sale.  If we become subject to penny stock regulations, it would be more difficult for investors to purchase or sell our Common Stock due to the additional restrictions imposed by those regulations, which could reduce our stock price.

Effects of anti-takeover provisions could inhibit potential investors or delay or prevent a change of control that may favor stockholders.

Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately:

  discourage potential acquisition proposals;
  delay or prevent a change in control; and
  limit the price that investors might be willing to pay in the future for shares of our Common Stock.

In particular, our board of directors is authorized to issue up to 999,880 shares of preferred stock and debt instruments with rights and privileges that might be senior to our Common Stock, without the consent of the holders of the Common Stock.  The issuance of preferred stock and debt instruments could cause the price of our Common Stock to decline, even if our business is doing well.

We have not paid dividends in the past, and do not anticipate paying dividends in the future.

We have not paid or declared cash dividends to the holders of our Common Stock, and do not intend to do so in the foreseeable future.  We intend to use any excess funds from our operations to operate and grow our Company.  We cannot assure you that we will ever pay dividends to the holders of our Common Stock.

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